NEWS RELEASE
For More Information Contact:
Rodney L. Underdown (913-344-9395)	Peggy Landon (913-344-9315)
Chief Financial Officer	Director of Investor Relations and
Corporate Communications

Compass Minerals Announces Strongest Third-Quarter
Financial Performance in Company History

OVERLAND PARK, Kan. (October 28, 2008) – Compass Minerals (NYSE: CMP) reports the following results of its third-quarter operations:
·
Net earnings improved 329 percent to $28.7 million, or $0.87 per diluted share, from $6.7 million, or $0.20 per share, in the third quarter of 2007.  Excluding a one-time benefit, third-quarter 2007 net earnings were $0.08 per share.

·	Sales were up 70 percent to $237.4 million, reflecting pricing and sales volume gains in both salt and sulfate of potash specialty fertilizer segments.
·	Salt operating earnings increased 47 percent to $23.1 million and sulfate of potash specialty fertilizer operating earnings increased more than five fold to $42.3 million.
·	Cash flow from operations for the nine months ended September 30, 2008 was up 103 percent to $176.4 million compared to $87.1 million in the prior-year period.

Financial Results (in millions except share data)
	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
Sales	$237.4	$139.5	$779.4	$531.2
Sales less shipping and handling (product sales)	174.6	101.8	543.3	377.1
Operating earnings	56.0	16.3	153.0	74.9
Net earnings	28.7	6.7	79.4	29.6
Net earnings, excluding special items	28.7	2.6	82.5	25.5
Diluted earnings per share	0.87	0.20	2.39	0.90
Diluted earnings per share, excluding special items	0.87	0.08	2.49	0.77
EBITDA	63.1	26.3	178.3	104.1
Adjusted EBITDA	66.0	25.8	183.8	103.6

“Continued strong demand for our products drove robust sales, earnings and cash flow in the third quarter, and we expect our business to remain strong,” said Angelo Brisimitzakis, Compass Minerals president and CEO.  “Demand for highway deicing salt and sulfate of potash specialty fertilizer has continued to exceed supply.  Our strategic investments in additional production capacity at our advantaged facilities will allow us to address supply imbalances while fueling long-term profitable growth.  Compass Minerals is a predominantly non-cyclical company selling generally non-discretionary products with substantial cash flow and a solid balance sheet, which has allowed us to continue to execute our long-term business strategies even in today’s difficult economic environment.”

SALT SEGMENT

Salt Segment Performance (in millions except for sales volumes and prices per ton)
	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
Sales	$161.2	$107.8	$595.3	$426.9
Sales less shipping and handling (product sales)	$104.2	$74.7	$378.2	$287.1
Operating earnings	$23.1	$15.7	$97.5	$72.7
Sales volumes (in thousands of tons):
Highway deicing	1,837	1,237	8,083	6,339
Consumer and industrial	647	524	1,975	1,607
Total salt	2,484	1,761	10,058	7,946
Average sales price (per ton):
Highway deicing	$39.72	$33.12	$41.54	$36.67
Consumer and industrial	$136.32	$127.60	$131.39	$121.00
Total salt	$64.87	$61.21	$59.18	$53.72

Third-quarter salt segment sales were up 50 percent and operating earnings improved 47 percent over the prior-year period due to significant year-over-year increases in both sales volumes and prices.  Highway deicing sales volume increased 48 percent as customers began replenishing inventories that were depleted by the unusually severe 2007-2008 North American winter season.  Consumer and industrial sales volume was up 24 percent due to robust deicing sales as well as continued growth in non-deicing applications.  The average selling price for highway deicing products increased 20 percent as a result of improved prices awarded through the annual bid process.  The average selling price of consumer and industrial products improved 7 percent through previously announced price increases.  These gains were moderately offset by year-over-year increases in shipping and handling costs, primarily due to higher fuel prices.

SPECIALTY FERTILIZER SEGMENT

Specialty Fertilizer Segment Performance (in millions except for sales volumes and prices per ton)
	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
Sales	$73.4	$29.1	$175.1	$96.7
Sales less shipping and handling (product sales)	$67.6	$24.5	$156.1	$82.4
Operating earnings	$42.3	$7.7	$81.1	$24.3
Sales volume (in thousands of tons)	98	86	332	308
Average sales price (per ton)	$752	$341	$528	$314

Sulfate of potash specialty fertilizer sales increased 152 percent to $73.4 million, driven by a 121 percent average selling price improvement.  Sales volume was up 14 percent as a result of continued strong demand and the timing of shipments.  Specialty fertilizer operating earnings were $42.3 million compared to $7.7 million in the prior-year quarter, a 448 percent increase, as price improvements were slightly offset by increases in revenue-based royalties and production costs.  Compass Minerals currently expects full-year sulfate of potash sales volume to be approximately 425,000 tons to 430,000 tons and fourth-quarter average selling prices to approach $1,000 per ton.

OTHER FINANCIAL HIGHLIGHTS
Sales for the company’s U.K.-based records management business, DeepStore, increased 8 percent to $2.8 million from $2.6 million in the 2007 quarter.   The results of the company’s records management business and its assets are in "Corporate and Other" segment reporting.
Selling, general and administrative expense increased $4.6 million over the prior-year quarter reflecting increased variable compensation expense resulting from improved financial performance, investments in personnel to support ongoing growth and productivity initiatives, and costs to support the development of new products.
The company’s interest expense declined by $4.3 million, or 31 percent, compared to the 2007 quarter as a result of the company’s capital structure improvements.  The company’s weighted average interest cost on outstanding debt improved 130 basis points compared to the prior-year period.  In addition, total debt declined by 16 percent to $508.0 million from December 31, 2007.  On October 8, 2008, Compass Minerals redeemed $20.0 million in face value of its outstanding 12 percent senior subordinated discount notes for $21.2 million, plus accrued interest.  Following the October redemption, the company has $89.8 million remaining of its 12 percent senior subordinated discount notes.

The company’s income tax expense was $14.9 million compared to a benefit of $3.7 million in the 2007 quarter.  The prior-year figure included a $4.1 million non-cash benefit from the partial release of reserves for uncertain tax positions.
Compass Minerals had working capital, excluding cash, of $136.8 million, a decline of $51.7 million from December 31, 2007, primarily reflecting cash collected on seasonal sales.

Conference Call
Compass Minerals will discuss its results on a conference call tomorrow, Wednesday, October 29, at 9:00 a.m. ET.  To access the conference call, interested parties should visit the company’s website at www.CompassMinerals.com or dial (877) 228-7138.  Callers must provide the conference ID number 68327689.  Outside of the U.S. and Canada, callers may dial (706) 643-0377.  Replays of the call will be available on the company’s website for two weeks.  The replay can also be accessed by phone for seven days at (800) 642-1687, conference ID 68327689. Outside of the U.S. and Canada, callers may dial (706) 645-9291.  An updated summary of the company’s performance and outlook is included in Compass Minerals’ Value Proposition presentation available on the company’s website at www.compassminerals.com/presentation.

About Compass Minerals
Based in the Kansas City metropolitan area, Compass Minerals is a leading producer of minerals, including salt, sulfate of potash specialty fertilizer and magnesium chloride.  The company provides highway deicing salt to customers in North America and the United Kingdom and specialty fertilizer to growers worldwide.  Compass Minerals also produces consumer deicing and water conditioning products, ingredients used in consumer and commercial foods, and other mineral-based products for consumer, agricultural and industrial applications.  Compass Minerals also provides records management services to businesses throughout the U.K.

Non-GAAP Measures
Management uses a variety of measures to evaluate the company’s performance.  In addition to using GAAP financial measures, such as gross profit, net earnings and cash flows generated by operating activities, management uses EBITDA, a non-GAAP financial measure, to evaluate the performance of our core business operations.  To effectively manage our resource allocation, cost of capital and income tax positions, we evaluate the operating units on the basis of EBITDA.  EBITDA is not calculated under GAAP and should not be considered in isolation or as a substitute for net earnings, cash flows or other financial data prepared in accordance with GAAP or as a measure of our overall profitability or liquidity.  EBITDA excludes interest expense, income taxes and depreciation and amortization, each of which is an essential element of our cost structure and cannot be eliminated.  Our borrowings are a significant component of our capital structure and interest expense is a continuing cost of debt.  We are also required to pay income taxes.  We have a significant investment in capital assets, and depreciation and amortization reflects the utilization of those assets in order to generate revenues.  Consequently, any measure that excludes these elements has material limitations.  EBITDA does, however, include other cash and non-cash items which management believes are not indicative of the ongoing operating performance of our core business operations.  Management excludes these items to calculate adjusted EBITDA.  While EBITDA and adjusted EBITDA are frequently used as measures of operating performance, these terms are not necessarily comparable to similarly titled measures of other companies due to potential inconsistencies in the methods of calculation.
Excluding special items from net earnings is meaningful to investors because it provides insight with respect to the ongoing operating results of the company.  Special items include costs to call our senior subordinated discount notes in the second quarter of 2008 and the partial release of a tax reserve in the third quarter of 2007.
Management’s calculations of these measures are set forth in the following tables.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company's current expectations and involve risks and uncertainties that could cause the Company's actual results to differ materially. The differences could be caused by a number of factors including those factors identified in Compass Minerals International's annual report on Form 10-K  filed with the Securities and Exchange Commission on February 22, 2008. The Company undertakes no obligation to update any forward-looking statements made in this press release to reflect future events or developments.

Reconciliation for EBITDA and Adjusted EBITDA (unaudited) (in millions)
	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
Net earnings	$28.7	$6.7	$79.4	$29.6
Income tax expense (benefit)	14.9	(3.7)	35.6	4.6
Interest expense	9.5	13.8	32.5	41.2
Depreciation, depletion and amortization	10.0	9.5	30.8	28.7
EBITDA	63.1	26.3	178.3	104.1
Adjustments to EBITDA:
Other (income) expense(1)	2.9	(0.5)	5.5	(0.5)
Adjusted EBITDA	$66.0	$25.8	$183.8	$103.6

(1) Primarily includes interest income and foreign exchange gains and losses. The nine months ended September 30, 2008 includes $5.1 million of costs to call $70 million of our 12-percent senior subordinated discount notes.

Reconciliation for Net Earnings, Excluding Special Items (unaudited) (in millions)
	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
Net earnings	$28.7	$6.7	$79.4	$29.6
Redemption costs for senior subordinated notes, net of tax(1)	-	-	3.1	-
Release of tax reserve(2)	-	(4.1)	-	(4.1)
Net earnings, excluding special items	$28.7	$2.6	$82.5	$25.5

(1) In the nine months ended September 30, 2008, we recorded a pre-tax charge of $5.1 million to call $70 million of our 12-percent senior subordinated discount notes.
(2) During the third quarter of 2007, we entered into a program with a taxing authority to resolve an uncertain tax position. As a result, we reversed approximately $4.1 million of accrued liabilities through our tax provision.

COMPASS MINERALS INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
( in millions, except share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Sales	$237.4	$139.5	$779.4	$531.2
Shipping and handling cost	62.8	37.7	236.1	154.1
Product cost	97.8	69.3	332.4	254.6
Gross profit	76.8	32.5	210.9	122.5

Selling, general and administrative expenses	20.8	16.2	57.9	47.6
Operating earnings	56.0	16.3	153.0	74.9

Other (income) expense:
Interest expense	9.5	13.8	32.5	41.2
Other, net	2.9	(0.5)	5.5	(0.5)
Earnings before income taxes	43.6	3.0	115.0	34.2
Income tax expense (benefit)	14.9	(3.7)	35.6	4.6
Net earnings	$28.7	$6.7	$79.4	$29.6

Basic net earnings per share	$0.87	$0.20	$2.40	$0.90
Diluted net earnings per share	$0.87	$0.20	$2.39	$0.90
Cash dividends per share	$0.335	$0.32	$1.005	$0.96

Weighted-average shares outstanding (in thousands):
Basic	33,135	32,903	33,081	32,767
Diluted	33,201	32,988	33,155	32,904

COMPASS MINERALS INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in millions)

	September 30,	December 31,
	2008	2007

ASSETS
Cash and cash equivalents	$11.8	$12.1
Receivables, net	131.9	206.6
Inventories	143.8	128.4
Other current assets	21.6	18.6
Property, plant and equipment, net	389.9	396.8
Intangible and other noncurrent assets	53.8	57.5
Total assets	$752.8	$820.0

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Total current liabilities	$160.5	$165.1
Long-term debt, net of current portion	503.9	602.7
Deferred income taxes and other noncurrent liabilities	58.9	56.8
Total stockholders' equity (deficit)	29.5	(4.6)
Total liabilities and stockholders' equity (deficit)	$752.8	$820.0

COMPASS MINERALS INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(in millions)

	Nine Months Ended
	September 30,
	2008	2007
Net cash provided by operating activities	$176.4	$87.1

Cash flows from investing activities:
Capital expenditures	(36.5)	(35.4)
Purchase of a business	-	(7.6)
Other	1.1	(0.3)
Net cash used in investing activities	(35.4)	(43.3)

Cash flows from financing activities:
Principal payments on long-term debt	(73.2)	(31.4)
Revolver activity	(33.9)	8.4
Call premium on redemption of debt	(4.2)	-
Dividends paid	(33.2)	(31.4)
Proceeds received from stock option exercises	1.7	0.3
Excess tax benefits from equity compensation awards	2.4	2.4
Net cash used in financing activities	(140.4)	(51.7)
Effect of exchange rate changes on cash and cash equivalents	(0.9)	2.5
Net change in cash and cash equivalents	(0.3)	(5.4)
Cash and cash equivalents, beginning of the year	12.1	7.4

Cash and cash equivalents, end of period	$11.8	$2.0

COMPASS MINERALS INTERNATIONAL, INC.
SEGMENT INFORMATION (unaudited)
(in millions)

		Specialty	Corporate
Three Months Ended September 30, 2008	Salt	Fertilizer	and Other(a)	Total
Sales to external customers	$161.2	$73.4	$2.8	$237.4
Intersegment sales	-	5.0	(5.0)	-
Shipping and handling cost	57.0	5.8	-	62.8
Operating earnings (loss)	23.1	42.3	(9.4)	56.0
Depreciation, depletion and amortization	6.7	2.5	0.8	10.0
Total assets	520.0	178.7	54.1	752.8

		Specialty	Corporate
Three Months Ended September 30, 2007	Salt	Fertilizer	and Other(a)	Total
Sales to external customers	$107.8	$29.1	$2.6	$139.5
Intersegment sales	0.1	3.5	(3.6)	-
Shipping and handling cost	33.1	4.6	-	37.7
Operating earnings (loss)	15.7	7.7	(7.1)	16.3
Depreciation, depletion and amortization	7.0	2.3	0.2	9.5
Total assets	521.4	153.5	46.7	721.6

		Specialty	Corporate
Nine Months Ended September 30, 2008	Salt	Fertilizer	and Other(a)	Total
Sales to external customers	$595.3	$175.1	$9.0	$779.4
Intersegment sales	0.3	15.3	(15.6)	-
Shipping and handling cost	217.1	19.0	-	236.1
Operating earnings (loss)	97.5	81.1	(25.6)	153.0
Depreciation, depletion and amortization	21.5	7.4	1.9	30.8

		Specialty	Corporate
Nine Months Ended September 30, 2007	Salt	Fertilizer	and Other(a)	Total
Sales to external customers	$426.9	$96.7	$7.6	$531.2
Intersegment sales	0.3	9.5	(9.8)	-
Shipping and handling cost	139.8	14.3	-	154.1
Operating earnings (loss)	72.7	24.3	(22.1)	74.9
Depreciation, depletion and amortization	21.1	7.0	0.6	28.7

a)
“Corporate and Other” includes corporate entities, the records management business and eliminations.  Corporate assets include deferred tax assets, deferred financing fees, investments related to the non-qualified retirement plan and other assets not allocated to the operating segments.